EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
THIRD QUARTER 2013 OPERATING RESULTS

Houston, TEXAS (October 31, 2013) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and nine months ended September 30, 2013.

Funds From Operations (“FFO”)
FFO for the third quarter of 2013 totaled $1.04 per diluted share or $93.3 million, as compared to $0.93 per diluted share or $82.1 million for the same period in 2012.  FFO for the three months ended September 30, 2013 included: a $1.2 million or $0.01 per diluted share impact from additional promoted equity interest related to the sale of 14 joint venture properties during the second quarter of 2013.

FFO for the nine months ended September 30, 2013 totaled $3.03 per diluted share or $271.4 million, as compared to $2.65 per diluted share or $227.4 million for the same period in 2012.  FFO for the nine months ended September 30, 2013 included: a $5.0 million or $0.06 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $0.6 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.   FFO for the nine months ended September 30, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $70.7 million or $0.80 per diluted share for the third quarter of 2013, as compared to $30.7 million or $0.35 per diluted share for the same period in 2012.  EPS for the three months ended September 30, 2013 included a $34.4 million or $0.39 per diluted share gain on sale of discontinued operations, and a $1.2 million or $0.01 per diluted share impact from additional promoted equity interest related to the sale of 14 joint venture properties during the second quarter of 2013. EPS for the three months ended September 30, 2012 included a $2.9 million or $0.03 per diluted share impact related to the gain on sale of an unconsolidated joint venture property.

For the nine months ended September 30, 2013, the Company reported EPS of $206.4 million or $2.34 per diluted share, as compared to $141.2 million or $1.67 per diluted share for the same period in 2012.  EPS for the nine months ended September 30, 2013 included: a $91.1 million or $1.03 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $5.0 million or $0.06 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $0.6 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  EPS for the nine months ended September 30, 2012 included: a $40.2 million or $0.47 per diluted share impact related to the gain on acquisition of the controlling interest in twelve joint ventures; a $32.5 million or $0.38 per diluted share impact related to the gain on sale of discontinued operations; a $2.9 million or $0.03 per diluted share impact related to the gain on sale of an unconsolidated joint venture property; and, a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 42,005 apartment homes included in consolidated same property results, third quarter 2013 same property NOI increased 5.6% compared to the third quarter of 2012, with revenues increasing 4.3% and expenses increasing 2.1%.  On a sequential basis, third quarter 2013 same property NOI increased 2.2% compared to the second quarter of 2013, with revenues increasing 1.7% and expenses increasing 0.7% compared to the prior quarter.  On a year-to-date basis, 2013 same property NOI increased 6.2%, with revenues increasing 5.2% and expenses increasing 3.5% compared to the same period in 2012. Same property physical occupancy levels for the portfolio averaged 95.4% during the third quarter of 2013, compared to 95.6% in the third quarter of 2012 and 95.4% in the second quarter of 2013.

The Company defines same property communities as communities owned and stabilized since January 1, 2012, excluding properties held for sale.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
The Company completed two acquisitions during the quarter for a total of $116.5 million: Camden Sotelo, a 170-home apartment community in Tempe, AZ, and Camden Vantage, a 592-home apartment community in Atlanta, GA.

Disposition Activity
The Company completed two dispositions during the quarter for a total of $54.9 million: Camden Pinnacle, a 224-home apartment community, and Camden Centennial, a 276-home apartment community, both located in Denver, CO.  Subsequent to quarter-end, the Company disposed of two additional communities which had been held for sale for $34.6 million: Camden Gardens, a 256-home apartment community, and Camden Springs, a 304-home apartment community, both located in Dallas, TX.

Development Activity
Lease-up was completed during the quarter at Camden City Centre II, a 268-home project in Houston, TX, which is currently 96% occupied.  In addition, both construction and lease-up were completed at Camden Miramar Phase IX in Corpus Christi, TX, a 75-unit expansion of an existing community.

Construction began during the quarter at three communities:  Camden Foothills in Scottsdale, AZ, a $50 million project with 220 apartment homes; Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes; and Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes.

Construction continued at seven additional wholly-owned development communities: Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes; and Camden La Frontera in Round Rock, TX, a $36 million project with 300 apartment homes.

The Company also completed construction during the quarter at Camden South Capitol in Washington, DC, an $88 million joint venture project with 276 apartment homes which is currently 54% leased.  Construction continued at two other joint venture development communities: Camden Waterford Lakes in Orlando, FL, a $40 million project with 300 apartment homes which is currently 16% leased; and Camden Southline in Charlotte, NC, a $48 million project with 266 apartment homes.

Earnings Guidance
Camden updated its earnings guidance for 2013 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2013 FFO is expected to be $4.05 to $4.09 per diluted share, and full-year 2013 EPS is expected to be $2.75 to $2.79 per diluted share.  Fourth quarter 2013 earnings guidance is $1.02 to $1.06 per diluted share for FFO and $0.41 to $0.45 per diluted share for EPS.  Guidance for EPS excludes potential future gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2013 earnings guidance is based on projections of same property revenue growth between 5.0% and 6.0% , expense growth between 3.25% and 4.25%, and NOI growth between 6.0% and 7.0%.  Additional information on the Company’s 2013 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, November 1, 2013 at 11:00 a.m. Central Time to review its third quarter 2013 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 7044032, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 178 properties containing 62,074 apartment homes across the United States.  Upon completion of 12 properties under development, the Company's portfolio will increase to 65,718 apartment homes in 190 properties. Camden was recently named by FORTUNE® Magazine for the sixth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #10.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN			OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2013	2012	2013	2012
Property revenues
Rental revenues	$174,303	$155,984	$510,772	$447,728
Other property revenues	27,653	25,779	80,264	72,957
Total property revenues	201,956	181,763	591,036	520,685

Property expenses
Property operating and maintenance	52,109	49,531	151,711	140,662
Real estate taxes	21,618	17,932	64,919	53,085
Total property expenses	73,727	67,463	216,630	193,747

Non-property income
Fee and asset management	3,096	3,041	8,817	9,572
Interest and other income (loss)	86	3	1,176	(750)
Income (loss) on deferred compensation plans	2,315	(1,781)	5,212	3,820
Total non-property income	5,497	1,263	15,205	12,642

Other expenses
Property management	5,353	5,509	16,578	15,644
Fee and asset management	1,505	1,864	4,468	5,051
General and administrative	9,993	9,303	31,377	27,712
Interest	24,275	25,865	73,967	78,759
Depreciation and amortization	54,880	49,409	160,272	145,709
Amortization of deferred financing costs	875	909	2,689	2,721
Expense (benefit) on deferred compensation plans	2,315	(1,781)	5,212	3,820
Total other expenses	99,196	91,078	294,563	279,416

Gain on sale of land	-	-	698	-
Gain on acquisition of controlling interest in joint ventures	-	-	-	40,191
Equity in income of joint ventures	1,926	3,688	20,658	4,686
Income from continuing operations before income taxes	36,456	28,173	116,404	105,041
Income tax expense - current	(720)	(334)	(1,587)	(992)
Income from continuing operations	35,736	27,839	114,817	104,049
Income from discontinued operations	1,656	3,964	5,296	11,164
Gain on sale of discontinued operations, net of tax	34,410	-	91,059	32,541
Net income	71,802	31,803	211,172	147,754
Less income allocated to non-controlling interests from continuing operations	(1,074)	(1,025)	(3,026)	(2,807)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(8)	(75)	(1,778)	(872)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Net income attributable to common shareholders	$70,720	$30,703	$206,368	$141,224

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$71,802	$31,803	$211,172	$147,754
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligations	14	7	41	23
Comprehensive income	71,816	31,810	211,213	147,777
Less income allocated to non-controlling interests from continuing operations	(1,074)	(1,025)	(3,026)	(2,807)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(8)	(75)	(1,778)	(872)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Comprehensive income attributable to common shareholders	$70,734	$30,710	$206,409	$141,247

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.80	$0.36	$2.35	$1.69
Net income attributable to common shareholders - diluted	0.80	0.35	2.34	1.67
Income from continuing operations attributable to common shareholders - basic	0.39	0.31	1.26	1.17
Income from continuing operations attributable to common shareholders - diluted	0.39	0.31	1.25	1.16

Weighted average number of common and
common equivalent shares outstanding:
Basic	87,449	85,631	87,117	82,923
Diluted	87,902	86,293	88,429	84,694

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN			FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FUNDS FROM OPERATIONS	2013	2012	2013	2012

Net income attributable to common shareholders	$70,720	$30,703	$206,368	$141,224
Real estate depreciation from continuing operations	53,635	48,298	156,709	142,376
Real estate depreciation and amortization from discontinued operations	908	3,400	3,301	10,714
Adjustments for unconsolidated joint ventures	1,395	1,885	4,316	6,198
Income allocated to noncontrolling interests	1,082	702	4,804	2,504
(Gain) on sale of unconsolidated joint venture properties	-	(2,875)	(13,032)	(2,875)
(Gain) on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
(Gain) on sale of discontinued operations, net of tax	(34,410)	-	(91,059)	(32,541)
Funds from operations - diluted	$93,330	$82,113	$271,407	$227,409

PER SHARE DATA
Funds from operations - diluted	$1.04	$0.93	$3.03	$2.65
Cash distributions	0.63	0.56	1.89	1.68

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	89,802	88,514	89,515	85,822

PROPERTY DATA
Total operating properties (end of period) (a)	180	203	180	203
Total operating apartment homes in operating properties (end of period) (a)	62,634	68,831	62,634	68,831
Total operating apartment homes (weighted average)	54,517	54,934	54,338	53,870
Total operating apartment homes - excluding discontinued operations (weighted average)	52,743	49,678	52,324	48,483

(a) Includes joint ventures and properties held for sale.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN				BALANCE SHEETS
				(In thousands)

(Unaudited)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2013	2013	2013	2012	2012
ASSETS
Real estate assets, at cost
Land	$967,121	$965,257	$949,244	$949,777	$929,289
Buildings and improvements	5,596,754	5,552,095	5,404,616	5,389,674	5,359,707
	6,563,875	6,517,352	6,353,860	6,339,451	6,288,996
Accumulated depreciation	(1,619,325)	(1,604,402)	(1,552,499)	(1,518,896)	(1,542,530)
Net operating real estate assets	4,944,550	4,912,950	4,801,361	4,820,555	4,746,466
Properties under development, including land	438,968	393,694	339,848	334,463	280,948
Investments in joint ventures	43,338	44,630	45,260	45,092	46,566
Properties held for sale	58,765	-	14,986	30,517	6,373
Total real estate assets	5,485,621	5,351,274	5,201,455	5,230,627	5,080,353
Accounts receivable - affiliates	27,474	27,274	26,948	33,625	28,874
Other assets, net (a)	112,520	94,847	89,233	88,260	96,401
Cash and cash equivalents	4,707	6,506	59,642	26,669	5,590
Restricted cash	60,889	6,381	5,578	5,991	6,742
Total assets	$5,691,211	$5,486,282	$5,382,856	$5,385,172	$5,217,960

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,721,998	$1,579,733	$1,538,471	$1,538,212	$1,415,354
Secured	943,039	944,090	945,134	972,256	978,371
Accounts payable and accrued expenses	124,336	100,279	102,307	101,896	118,879
Accrued real estate taxes	50,247	36,863	20,683	28,452	43,757
Distributions payable	56,793	56,821	56,559	49,969	49,940
Other liabilities (b)	69,716	63,366	69,679	67,679	78,551
Total liabilities	2,966,129	2,781,152	2,732,833	2,758,464	2,684,852

Commitments and contingencies
Non-Qualified deferred compensation share awards	47,092	-	-	-	-

Equity
Common shares of beneficial interest	967	967	962	962	959
Additional paid-in capital	3,595,536	3,625,283	3,590,261	3,587,505	3,580,528
Distributions in excess of net income attributable to common shareholders	(571,935)	(574,286)	(590,831)	(598,951)	(692,235)
Treasury shares, at cost	(410,309)	(410,665)	(412,643)	(425,355)	(425,756)
Accumulated other comprehensive loss (c)	(1,021)	(1,035)	(1,048)	(1,062)	(660)
Total common equity	2,613,238	2,640,264	2,586,701	2,563,099	2,462,836
Noncontrolling interests	64,752	64,866	63,322	63,609	70,272
Total equity	2,677,990	2,705,130	2,650,023	2,626,708	2,533,108
Total liabilities and equity	$5,691,211	$5,486,282	$5,382,856	$5,385,172	$5,217,960

(a) Includes:
net deferred charges of:	$13,243	$14,008	$14,861	$15,635	$13,695

(b) Includes:
deferred revenues of:	$1,979	$1,336	$2,158	$2,521	$1,746
distributions in excess of investments in joint ventures of:	$-	$-	$9,718	$9,509	$16,708
fair value adjustment of derivative instruments:	$-	$-	($2)	($1)	$185

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$70,720	$30,703	$206,368	$141,224
Real estate depreciation from continuing operations	53,635	48,298	156,709	142,376
Real estate depreciation and amortization from discontinued operations	908	3,400	3,301	10,714
Adjustments for unconsolidated joint ventures	1,395	1,885	4,316	6,198
Income allocated to noncontrolling interests	1,082	702	4,804	2,504
(Gain) on sale of unconsolidated joint venture properties	-	(2,875)	(13,032)	(2,875)
(Gain) on acquisition of controlling interest in joint ventures	-	-	-	(40,191)
(Gain) on sale of discontinued operations, net of tax	(34,410)	-	(91,059)	(32,541)
Funds from operations - diluted	$93,330	$82,113	$271,407	$227,409

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	87,902	86,293	88,429	84,694
FFO diluted	89,802	88,514	89,515	85,822

Net income attributable to common shareholders - diluted	$0.80	$0.35	$2.34	$1.67
FFO per common share - diluted	$1.04	$0.93	$3.03	$2.65

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	4Q13 Range		2013 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.41	$0.45	$2.75	$2.79
Expected real estate depreciation	0.58	0.58	2.34	2.34
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.06	0.06
Expected income allocated to non-controlling interests	0.01	0.01	0.07	0.07
(Gain) on sale of unconsolidated joint venture property	0.00	0.00	(0.15)	(0.15)
Realized (gain) on sale of discontinued operations	0.00	0.00	(1.02)	(1.02)
Expected FFO per share - diluted	$1.02	$1.06	$4.05	$4.09

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$70,720	$30,703	$206,368	$141,224
Less: Fee and asset management income	(3,096)	(3,041)	(8,817)	(9,572)
Less: Interest and other (income) loss	(86)	(3)	(1,176)	750
Less: Income (loss) on deferred compensation plans	(2,315)	1,781	(5,212)	(3,820)
Plus: Property management expense	5,353	5,509	16,578	15,644
Plus: Fee and asset management expense	1,505	1,864	4,468	5,051
Plus: General and administrative expense	9,993	9,303	31,377	27,712
Plus: Interest expense	24,275	25,865	73,967	78,759
Plus: Depreciation and amortization	54,880	49,409	160,272	145,709
Plus: Amortization of deferred financing costs	875	909	2,689	2,721
Plus: Expense (benefit) on deferred compensation plans	2,315	(1,781)	5,212	3,820
Less: Gain on sale of land	-	-	(698)	-
Less: Gain on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
Less: Equity in income of joint ventures	(1,926)	(3,688)	(20,658)	(4,686)
Plus: Income tax expense - current	720	334	1,587	992
Less: Income from discontinued operations	(1,656)	(3,964)	(5,296)	(11,164)
Less: Gain on sale of discontinued operations, net of tax	(34,410)	-	(91,059)	(32,541)
Plus: Income allocated to non-controlling interests from continuing operations	1,074	1,025	3,026	2,807
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	8	75	1,778	872
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Net Operating Income (NOI)	$128,229	$114,300	$374,406	$326,938

"Same Property" Communities	$102,260	$96,849	$300,433	$282,959
Non-"Same Property" Communities	25,211	16,761	71,829	41,601
Development and Lease-Up Communities	-	-	-	-
Other	758	690	2,144	2,378
Net Operating Income (NOI)	$128,229	$114,300	$374,406	$326,938

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$70,720	$30,703	$206,368	$141,224
Plus: Interest expense	24,275	25,865	73,967	78,759
Plus: Amortization of deferred financing costs	875	909	2,689	2,721
Plus: Depreciation and amortization	54,880	49,409	160,272	145,709
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Plus: Income allocated to non-controlling interests from continuing operations	1,074	1,025	3,026	2,807
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	8	75	1,778	872
Plus: Interest expense from discontinued operations	-	-	-	36
Plus: Income tax expense - current	720	334	1,587	992
Plus: Real estate depreciation and amortization from discontinued operations	908	3,400	3,301	10,714
Less: Gain on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
Less: Gain on sale of land	-	-	(698)	-
Less: Equity in income of joint ventures	(1,926)	(3,688)	(20,658)	(4,686)
Less: Gain on sale of discontinued operations, net of tax	(34,410)	-	(91,059)	(32,541)
EBITDA	$117,124	$108,032	$340,573	$309,267